KEITH L. POPE, LLC
                              1000 BOSTON BUILDING
                               NINE EXCHANGE PLACE
                           SALT LAKE CITY, UTAH  84111
                           E-mail:  kpopelaw@aros.net
ATTORNEY AT LAW                                    TELEPHNE     (801)  531-6686
                                                   TELECOPY     (801)  531-6690
                                                   VOICE MAIL    Extension  111


                                 August 7, 2000



Board of Directors
Sensar Corporation
50 West Broadway, Suite 501
Salt Lake City, Utah 84101

     Re:  Sensar Corporation
          Registration Statement on Form S-3

Gentlemen:

     We have been engaged by Sensar Corporation (the "Company") to render our opinion respecting the legality of certain securities to be offered and sold pursuant to the registration statement on Form S-3 being filed by the Company with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not defined herein have the same meanings as set forth in the Registration Statement.

     In connection with this engagement, we have examined the following:

     1.     Articles of incorporation of the Company;

     2.     Bylaws of the Company;

     3.     The Registration Statement; and

     4.     Unanimous consents of the Company's board of directors.

     We have examined such other corporate records and documents and have made such other examination as we deemed relevant.

     Based upon the above examination, we are of the opinion that the Common Stock to be sold pursuant to the Registration Statement will be, when sold in accordance with the terms set forth in the Registration Statement, legally issued, fully paid, and nonassessable under the Nevada Revised Statutes, as amended.

     This firm consents to being named in the Prospectus included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

                                          Sincerely yours,

                                         /s/ Keith L. Pope, LLC

                                          KEITH L. POPE, LLC

KLP:pjc
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